UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2010
CBIZ, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio		44131
(Address of principal executive offices)		(Zip Code)
216-447-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Effective June 4, 2010, CBIZ, Inc. (the “Company”) entered into a Credit Agreement (“Credit Facility”) dated as of June 4, 2010 by and among the Company, Bank of America, N.A., as administrative agent and bank, and other participating banks. The Credit Facility serves to expand and replace the existing unsecured $214 million credit facility with a $275 million unsecured credit facility and added a seventh lender to the bank group.
A copy of the Credit Agreement is filed herewith as Exhibit 10.1, and a copy of the press release announcing the expanded Credit Facility is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Credit Agreement dated as of June 4, 2010 by and among CBIZ, Inc., Bank of America, N.A., as agent, lender, issuing bank and swing line bank, and the other financial institutions from time to time party to the Credit Agreement.

99.1	Press Release of CBIZ, Inc. dated June 7, 2010, announcing the expansion of its unsecured credit agreement effective June 4, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 10, 2010	CBIZ, INC.

	By:	/s/ Ware H. Grove
		Name:	Ware H. Grove
		Title:	Chief Financial Officer